                                                                   EXHIBIT 10.35

                                LIMITED GUARANTY

      THIS LIMITED GUARANTY (this "Guaranty") is made as of February 12, 2001 by WORLDCOM, INC., a Georgia corporation ("Guarantor"), in favor of BANK OF AMERICA, N.A., a national banking association ("Bank of America").

                                   WITNESSETH:

      WHEREAS, Bank of America has made certain loans and other credit accommodations to BERNARD J. EBBERS ("Ebbers"); and

      WHEREAS, such loans and other credit accommodations from Bank of America to Ebbers are being modified and amended pursuant to that certain Omnibus Amendment to Loan Documents of even date herewith among Ebbers, certain entities owned and controlled by Ebbers (each, a "Company Borrower"), and Bank of America (the "Amendment"); and

      WHEREAS, it is a condition precedent to Bank of America's agreement to enter into the Amendment that Guarantor execute and deliver this Guaranty in favor of Bank of America; and

      WHEREAS, Ebbers is the President and Chief Executive Officer of Guarantor; and

      WHEREAS, in consideration of Ebbers' services as an officer of Guarantor, and in order to facilitate the modifications contemplated by the Amendment and to avoid demand for payment by Bank of America under Guarantor's Existing Guaranty (as hereafter defined), Guarantor has agreed to enter into this Guaranty.

      NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor hereby agrees in favor of Bank of America as follows:

      1.    DEFINITIONS.

      "LOAN DOCUMENTS" means the Amendment and any other agreements, notes, instruments, mortgages, stock pledge agreements, guarantees and other documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to any of the Obligations, any collateral therefor, or any other aspect of the transactions described in the Amendment.

      "OBLIGATIONS" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by Ebbers or any Company Borrower to Bank of America, arising under or pursuant to the Amendment, any of the other Loan Documents or otherwise, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to Ebbers and the Company Borrowers, or any of them, under the Amendment or any of the other Loan Documents.

      2. CHARACTER OF OBLIGATION. Subject to the provisions of Section 11 hereof, Guarantor hereby guarantees the full payment and performance by Ebbers of any loans by Bank of America, whether or not evidenced by promissory notes, any obligations of Ebbers to Bank of America for letters of credit or agreements with respect thereto, any drafts or any obligations of Ebbers to Bank of America for acceptances or agreements with respect thereto, including all interest and other charges stated therein, any other loans, promissory notes, advances or overadvances payable by Ebbers to Bank of America, including all interest and other charges stated therein, all obligations of Ebbers to Bank of America under any guaranty, security agreement, instrument of lien, security deed or other security device in favor of Bank of America, and all other obligations of Ebbers to Bank of America however and whenever incurred or evidenced, in each case under or arising out of the Loan Documents and committed, created, contracted, assumed or incurred prior to receipt of written notice of termination of this Guaranty as hereafter provided pursuant to any agreement entered into by Bank of America prior to receipt of such notice, whether direct or indirect, absolute or contingent, or due or to become due (hereafter the "Guaranteed Obligations"). The obligation of Guarantor hereunder shall be effective regardless of the solvency or insolvency of Ebbers at any time, or the extension or modification of the Guaranteed Obligations by operation of law. The obligation of Guarantor hereunder may be considered by Bank of America either as a guaranty or agreement of surety. Payment of any sum or sums due to Bank of America hereunder will be made by Guarantor immediately upon demand by Bank of America. If claim is ever made upon Bank of America for repayment or recovery of any amount or amounts received by Bank of America in payment of any of the Guaranteed Obligations and Bank of America repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over Bank of America or any of its property, or (b) any settlement or compromise of any such claim effected by Bank of America in good faith with any such claimant (including Ebbers), then in such event, Guarantor shall be and remain obligated to Bank of America hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Bank of America, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any of the Guaranteed Obligations by reason of such receipt. Guarantor agrees that the books and records of Bank of America showing the account between Bank of America and Ebbers (and the account between Bank of America and each Company Borrower) shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof thereof. Guarantor agrees to pay all costs of Bank of America (to the extent incurred in good faith) of collection of any sum or sums due hereunder, and, if collected by or through an attorney, reasonable attorneys' fees together with all other legal and court expenses incurred in good faith. Guarantor agrees that its obligation hereunder shall not be discharged or impaired in any respect by reason of any failure by Bank of America to perfect, or continue perfection of, any lien or security interest in any security or any delay by Bank of America in perfecting any such lien or security interest.

      3. CONSENT AND WAIVER. Guarantor waives notice of acceptance hereof, creation of any of the Guaranteed Obligations, or nonpayment or default by Ebbers under any of the Guaranteed Obligations or any agreement now or hereafter existing between Ebbers and Bank of America, presentment, demand, notice of dishonor, protest and any other notices whatever, except as expressly provided herein. Guarantor waives the provisions of the Official Code of Georgia ss.10-7-24. Guarantor, without affecting its liability hereunder, consents to and waives notice of all changes of terms of the Guaranteed Obligations, the withdrawal or extension of credit or time to pay, the release of the whole or any part of the Guaranteed Obligations, renewal, indulgence, settlement, compromise or failure to exercise due diligence in collection, the acceptance or release of security, extension of the time to pay for any period or periods whether or not longer than the original period, or any surrender, substitution or release of any other person directly or indirectly liable for any of the Guaranteed Obligations or any collateral security given by Ebbers or any Company Borrower. Guarantor agrees that it shall have no right of subrogation, reimbursement or indemnity whatsoever and no right of recourse, in connection with this Guaranty, to or with respect to any assets or property of Ebbers or to any collateral for the Guaranteed Obligations, until payment in full of the Guaranteed Obligations. Guarantor also consents to and waives notice of any arrangements or settlements made in or out of court in the event of receivership, liquidation, readjustment, any proceeding under Title 11 of the United States Code (entitled "Bankruptcy") as amended, or assignment for the benefit of creditors of Ebbers, and anything whatever whether or not herein specified which may be done or waived by or between Bank of America and Ebbers, or Ebbers and any other person whose claim against Ebbers has been or shall be assigned or transferred to Bank of America. Guarantor agrees that if any notification of intended disposition of collateral or of any other act by Bank of America is required by law and a specific time period is not stated therein, such notification, if mailed by first class mail at least five (5) business days before such disposition or act, postage prepaid, addressed to Guarantor either at the address shown below or at any other address as to which Guarantor hereafter notifies Bank of America, shall be deemed reasonably and properly given. Bank of America may, without notice of any kind, sell, assign or transfer any or all of the Guaranteed Obligations and in such event each and every immediate and successive assignee, transferee or holder of any of the Guaranteed Obligations shall have the right to enforce this Guaranty, by suit or otherwise for the benefit of such assignee, transferee or holder, as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers and benefits; Bank of America shall have an unimpaired right prior and superior to that of any such assignee, transferee or holder to enforce this Guaranty for the benefit of Bank of America as to such of the Guaranteed Obligations as is not sold, assigned or transferred. SUBJECT TO SECTION 9 HEREOF, EACH OF BANK OF AMERICA AND GUARANTOR HEREBY WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED HEREON.

      4. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Lender that:

      (a) Guarantor (i) is a duly organized and validly existing corporation in good standing under the laws of the State of Georgia, (ii) is duly licensed or qualified to do business and in good standing in each jurisdiction where the failure to be so licensed or qualified would impair its ability to perform its obligations hereunder, and (iii) has all requisite corporate power and authority to own its properties and conduct its business as presently conducted and to execute and deliver, and to perform its obligations under, this Guaranty.

      (b) Since December 31, 2000, there has been no material adverse change in the financial condition or business prospects of Guarantor which could reasonably be expected to impair the ability of Guarantor to perform its obligations hereunder (a "Material Adverse Effect").

      (c) There is no action, suit, proceeding or investigation at law or in equity by or before any court, governmental body or other agency now pending or, to the knowledge of Guarantor, threatened against or affecting Guarantor or its property or rights in which there is a reasonable possibility of an adverse determination and which, if adversely determined, could have a Material Adverse Effect.

      (d) The execution, delivery and performance of this Guaranty will not, in each case except to the extent that a Material Adverse Effect would not be caused thereby, (i) conflict with or result in a breach of any terms or provisions of, or constitute a default under, any indenture, mortgage or other agreement or instrument to which Guarantor is a party or by which it or any of its property is bound, or any existing applicable law, rule, regulation, license, judgment, order or decree of any government, governmental body or court having jurisdiction over Guarantor or any of its activities or properties, or the articles of incorporation or by-laws of Guarantor, or (ii) result in, or require the creation or imposition of, any lien upon or with respect to any properties now or hereafter owned by Guarantor, except as may be contemplated hereby or thereby.

      (e) The execution, delivery and performance of this Guaranty has been duly authorized by all necessary action of Guarantor. This Guaranty has been duly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of

Guarantor, enforceable according to its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

      (f) Guarantor is not principally engaged in, nor does it have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System).

      5. CONSTRUCTION. This Guaranty shall be governed by and construed and enforced in accordance with the laws of the State of Georgia. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, said provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty. This Guaranty supersedes that certain Limited Guaranty of Guarantor in favor of Bank of America dated November 14, 2000 (the "Existing Guaranty"); provided, however, that (a) this Guaranty is in addition to any other guaranty by any person or entity other than Guarantor in favor of Bank of America with respect to any of the Guaranteed Obligations or any other Obligations, and (b) at the option of Bank of America in its sole discretion, the Existing Guaranty shall remain in full force and effect in the event that (i) this Guaranty is determined by a court or arbitrator of competent jurisdiction to be invalid or unenforceable for any reason, or (ii) Guarantor or any other person or entity shall challenge the validity or enforceability of this Guaranty for any reason.

      Notwithstanding anything contained herein to the contrary, to the extent that Guarantor is liable to Bank of America in respect of any Guaranteed Obligation under both this Guaranty and the Existing Guaranty, Bank of America shall be entitled to recover only up to the amount of such Guaranteed Obligation, and the satisfaction of such Guaranteed Obligation shall be deemed to satisfy the Guarantor's obligations in respect of such Guaranteed Obligation under both this Guaranty and the Existing Guaranty, and Guarantor's satisfaction of any obligation under this Guaranty or the Existing Guaranty shall count toward the maximum liability of Guarantor hereunder and thereunder.

      6. BENEFIT. This Guaranty shall bind Guarantor and its permitted assigns, and the rights and privileges of Bank of America hereunder shall inure to the benefit of its successors and assigns.

      7. DURATION. This Guaranty shall continue in full force and effect until the first to occur of (i) receipt by Bank of America of notice of termination hereof by

Guarantor, or (ii) payment in full of all of the Guaranteed Obligations (including any Guaranteed Obligations which may arise in the future under any guaranty by Ebbers of the Obligations of any Company Borrower) and the termination of the Loan Documents under which the Guaranteed Obligations arose and any obligation of Bank of America to make loans or extend other financial accommodations thereunder. No notice of termination hereof shall affect in any manner rights arising under this Guaranty with respect to Guaranteed Obligations that shall have been committed, created, contracted, assumed or incurred prior to receipt of such written notice pursuant to any agreement entered into by Bank of America prior to receipt of such notice.

      8. CONSENT TO JURISDICTION. SUBJECT TO SECTION 9 HEREOF, EACH OF BANK OF AMERICA AND GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN ATLANTA, GEORGIA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE OTHER DOCUMENTS OR AGREEMENTS DESCRIBED OR CONTEMPLATED HEREIN, AND EACH OF BANK OF AMERICA AND GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH UNITED STATES FEDERAL OR STATE COURT.

      9. ARBITRATION. (a) This Section concerns the resolution of any controversies or claims between Guarantor and Bank of America, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this Guaranty (including any renewals, extensions or modifications); or (ii) any Loan Document or any document executed and/or delivered in connection with the Amendment (collectively a "Claim").

      (b) At the request of Guarantor or Bank of America, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, United States Code) (the "Act"). The Act will apply even though this Guaranty provides that it is governed by the law of the State of Georgia.

      (c) Arbitration proceedings will be determined in accordance with the Act, the applicable rules and procedures for the arbitration of disputes of JAMS or any successor thereof ("JAMS"), and the terms of this Section. In the event of any inconsistency, the terms of this Section shall control.

      (d) The arbitration shall be administered by JAMS and conducted in the State of Georgia. All Claims shall be determined by one arbitrator; however, if Claims exceed Five Million U.S. Dollars ($5,000,000), upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within 90 days of the demand for arbitration and close within 90 days of commencement, and the award of the arbitrator(s) shall be issued within 30 days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional 60 days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

      (e) The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this Guaranty.

      (f) This Section does not limit the right of Guarantor or Bank of America to: (i) exercise self-help remedies, such as but not limited to, setoff, (ii) initiate judicial or nonjudicial foreclosure against any real or personal property collateral, (iii) exercise any judicial or power of sale rights, or
(iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

      10. INDEMNIFICATION. Guarantor agrees to indemnify and hold harmless Bank of America and its affiliates, directors, officers, employees, advisors and agents (each, an "Indemnified Party") from and against (and will reimburse each Indemnified Party as the same are incurred) any and all losses, claims, damages, liabilities, and expenses (including, without limitation, the reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) any matters contemplated by this Guaranty, the Amendment, any other Loan Document or any related transaction, unless and only to the extent that, as to any Indemnified Party, it shall be determined in a final, non-appealable judgment by a court of competent jurisdiction that such losses, claims, damages, liabilities or expenses resulted from the gross negligence or willful misconduct of such Indemnified Party (all such losses, claims, damages, liabilities and expenses being hereinafter collectively referred to as "Indemnified Losses"). Guarantor agrees that no Indemnified Party shall have any liability for any indirect or consequential damages in connection with this Guaranty, the Amendment, any other Loan Document or any related transaction. Guarantor's obligations under this Section 10 shall constitute "Guaranteed Obligations" under this Guaranty and be subject to the terms and conditions applicable thereto.

      The amount of Indemnified Loss to which an Indemnified Party shall be entitled to recover hereunder shall be reduced by the amount of any insurance or other third party recovery in respect thereof (and no right of subrogation shall accrue to any insurer or such third party).

      In case any action shall be brought or claim made against any Indemnified Party with respect to which indemnity may be sought against the Guarantor under this Guaranty, the Indemnified Party shall promptly notify the Guarantor in writing and the Guarantor shall, if requested by the Indemnified Party or if the Guarantor desires to do so, assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and payment of all reasonable fees and expenses to the extent of the Guarantor's obligations hereunder. The failure to so notify the Guarantor shall not affect any obligations the Guarantor may have to the Indemnified Party under this Guaranty unless (and then only to the extent that) such failure prejudices the ability of the Guarantor to defend or resolve the action or claim. The Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party, unless: (i) the Guarantor has failed to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party or (ii) the named parties to any such action (including any impleaded parties) include the Indemnified Party and the Guarantor, and the Indemnified Party shall have been advised in good faith by counsel that there is a conflict which requires separate representation, in which case, if such Indemnified Party notifies the Guarantor in writing that it elects to employ separate counsel at the expense of the Guarantor, the Guarantor shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party. The Guarantor shall not be liable for any settlement or compromise of any such action, claim or consent judgment effected without the written consent of the Guarantor (which shall not be unreasonably withheld, conditioned or delayed) and the Guarantor agrees to indemnify and hold harmless the Indemnified Party from and against any Indemnified Loss by reason of settlement of any action effected with the consent of the Guarantor (subject to the qualification contained in the first sentence of the first paragraph of this Section 10 and the terms and conditions applicable to Guaranteed Obligations). In addition, the Guarantor will not, without the prior written consent of Bank of America (which shall not be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment in any action or claim in respect of which indemnification or contribution may be sought hereunder.

      The Guarantor's indemnification obligations under this Section 10 shall, subject to the limits on the Guaranteed Obligations set forth in Section 11, survive the termination of this Guaranty with respect to Indemnified Losses arising from or with respect to Loan Documents and related transactions entered into prior to such termination.

      11. SPECIAL STIPULATIONS. Notwithstanding anything to the contrary contained herein:


      (a) Guarantor's liability hereunder shall be limited to (i) $150,000,000 of Guaranteed Obligations, plus (ii) all Additional Payments (as defined in the Amendment) provided for in the Amendment, plus (iii) all costs (including reasonable attorneys' fees) of collecting and enforcing this Guaranty; and

      (b) Ebbers' Obligations with respect to letter of credit number 934190 issued by Bank of America in favor of Wells Fargo Bank, N.A., formerly Norwest Bank Minnesota, National Association, as trustee, shall not constitute Guaranteed Obligations hereunder.

      IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed by its duly authorized officer as of the day and year first above written.


                                    WORLDCOM, INC.


                                    By: /s/ Scott D. Sullivan
                                        -----------------------------------
                                    Name:  Scott D. Sullivan
                                    Title: Chief Financial Officer




Address:

WorldCom, Inc.
500 Clinton Center Drive
Clinton, Mississippi  39056
Attention:  Chief Financial Officer